Exhibit 99.1

Independent Auditors’ Report

The Board of Directors

Avecia Group plc

We have audited the accompanying combined balance sheets of the Avecia Vaccines business of Avecia Group plc (“the Business”) as of December 31, 2007 and 2006, and the related combined statements of income, cash flows, and recognised income and expense for the years then ended.  These combined financial statements are the responsibility of Avecia Group plc’s management.  Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Business as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ KPMG Audit Plc

KPMG Audit Plc

Manchester, United Kingdom

18 June 2008

Combined Income Statement

 for the years ended 31 December

	Note	2007	2006
		£000	£000

Revenue	2,3	17,747	20,821

Operating costs	4	(17,273)	(21,235)

Operating profit/(loss)		474	(414)

Profit/(loss) before tax		474	(414)
Taxation	7	(12)	—

Profit/(loss) for the year		462	(414)

The notes on pages 6 to 22 form part of these financial statements.

Combined Balance sheet

as at 31 December

	Note	2007	2006
		£000	£000
ASSETS
Non-current assets
Property, plant and equipment	8	769	544
Deferred tax asset	9	17

Total non current assets		786	544

Current assets
Trade and other receivables	10	1,683	1,398
Due from parent undertaking		725	334

Total current assets		2,408	1,732

Total assets		3,194	2,276

LIABILITIES
Non-current liabilities
Deferred tax liability	9	29	—

Total non-current liabilities		29	—

Current liabilities
Trade and other payables	11	1,798	1,371

Total current liabilities		1,798	1,371

Total liabilities		1,827	1,371

Net assets		1,367	905

Net invested equity	13	1,367	905

The notes on pages 6 to 22 form part of these financial statements.

/s/ D Mclellan

D Mclellan

Director

Combined Cash flow statement

for the years ended 31 December

		2007	2006
		£000	£000
Cash flows from operating activities
Profit before tax for the year		474	(414)
Adjustments for:
Depreciation, amortisation and impairment charges	5	64	—

		538	(414)
(Increase)/decrease in receivables		(285)	1,486
Increase in payables		427	310
Amounts paid to parent undertaking		(391)	(838)

Cash generated from operations		289	544
Taxation paid	7	—	—

Net cash inflow from operating activities		289	544

Cash flows from investing activities
Purchase of tangible fixed assets	8	(289)	(544)

Net cash outflow from investing activities		(289)	(544)

Net increase in cash and cash equivalents		—	—

Cash and cash equivalents at 1 January		—	—

Cash and cash equivalents at 31 December		—	—

The notes on pages 6 to 22 form part of these financial statements.

Combined statements of recognised income and expense

for the years ended 31 December

	2007	2006
	£000	£000

Net expense recognised directly in net investment	—	—

Profit/(loss) for the year	462	(414)

Total recognised income and expense for the year attributable to net investment holders	462	(414)

The notes on pages 6 to 22 form part of these financial statements.

Notes

(forming part of the financial statements)

1              Basis of preparation

The combined financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRSs”).

Financial statements

The accompanying financial statements have been prepared in connection with the acquisition of the Vaccines business of Avecia Group plc (“Avecia”) (‘the Business’), in order to show the financial position, results of operations, recognised income and expenses, cash flows and movements in net investment of the Business.  The Business comprises the development of two vaccines for biodefence use, and operates as a subset of Avecia’s Biologics business.  The financial statements include the balance sheets as at 31 December 2007 and 31 December 2006 and the income statements, cash flow statements, statement of total recognised income and expense and movements in net investment for each of the years in the two year period ended 31 December 2007.

The accompanying financial statements have been prepared on a carve-out basis as if the Business had formed a discrete operation under common management for the entire two year period.  The Business is not a separate legal entity and has not been separately financed.  The business has operated within legal entities in the Avecia Group which contain the operations of Avecia Biologics.  The specific legal entities from which the Business data has been extracted are Avecia Biologics Limited, Avecia Limited, Avecia Biologics Inc, and Avecia Biotechnology Inc.

Elements of the financial statements, such as revenues, the majority of costs, tangible assets, and trade receivables and payables have been extracted directly from the books and records of the relevant Avecia legal entities. Management believes the assumptions underlying the financial statements are reasonable.  The financial statements may not necessarily reflect the financial position, results of operations and cash flows of the Business in the future, or what its financial position, results of operations and cash flows would have been had the business operated as a stand-alone entity during the periods presented.

Central costs

Certain costs and overheads incurred by Avecia amounting to £553,000 in 2007 and £547,000 in 2006 have been attributed to the Business, as if the Business had been a separate independent entity.  These include services such as finance, human resources, information technology, audit, insurance, legal and tax advice, and other administrative support.  As specific attribution to the Business was not possible, an appropriate allocation basis was used based on Business headcount as a percentage of Avecia’s headcount, reflecting the fact that these costs can tend to increase as Business headcount increases. Business headcount relates to employees who work directly for the Business, and contains no allocations.  In all cases management believes the method used was reasonable.  While management believes that the attribution of charges to be reasonable, the costs charged to the Business are not necessarily indicative of the costs that would have been incurred if the Business had been a stand alone entity.

Pensions

Avecia employees attributed to the Business are members of both defined benefit and defined contribution pension schemes, and are entitled to certain post-retirement benefits as members of Avecia’s relevant schemes.  As there is no contractual agreement or stated policy for charging the net defined benefit cost for the plans as a whole measured in accordance with IAS 19 to the Vaccines Business, the Business has recognised a cost equal to their contribution payable for each period presented. In all cases management believes the allocation method used was reasonable.  While management believes that the attribution of charges to be reasonable, they are not necessarily indicative of the outcome if the Business had been a stand alone entity with its own pension and post-retirement benefit schemes.

Notes (continued)

Taxation

The tax charge attributed to the Business in each year has been calculated on a separate return basis based on the taxable earnings of the Business in each major taxable jurisdiction.  For cash flow purposes, such tax charges have been treated as settled in the same financial year where a net charge arose, and carried forward as tax losses to be utilized in future years where a tax repayable was calculated.

Net invested equity

The invested equity balance in the financial statements of the Vaccines Business constitutes Avecia’s investment in the Business and represents the excess of total assets over total liabilities.  Invested equity includes the effects of carve-out allocations from Avecia and the funding of the Business’s activities to and from Avecia, and the Business’s cumulative net income and losses, including income and losses directly recognised in equity.  As a consequence, invested equity does not constitute any contract that evidences a residual interest in the assets after deducting liabilities.

2              Significant accounting policies

Statement of compliance

The financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRSs”).

The accounting policies set out below have, unless otherwise stated, been applied consistently to all periods presented in these Business financial statements.

Avecia’s management considers the following to be the most important accounting policies in the context of the Business’s operations.  In applying these accounting policies management makes certain judgements and estimations.  Judgements include classification of transactions in the income statements and balance sheets, and the basis adopted for allocation of costs to the Business, whilst estimations focus on areas such as carrying values and estimated lives.  Although these estimates are based on management’s best knowledge of the amounts, events or actions, actual results may differ from those estimates.

The accounting policy descriptions set out the areas where judgement needs exercising, the most significant of which are revenue recognition and post retirement benefits.

Transition to IFRS

The Business is preparing its financial statements in accordance with IFRSs as issued by the International Accounting Standards Board for the first time and consequently has applied IFRS 1.

IFRS 1 grants certain exemptions from the full requirements of IFRSs in the transition period.  None of the exemptions have been taken by the Business, as there were no tangible fixed assets at the point of transition, nor any cumulative translation differences of foreign operations.

The Business has adopted IAS 39 as at the date of transition.  The Business has not retrospectively applied the derecognition criteria of IAS 39.

As the Business has adopted IFRSs at a later date than its parent undertaking, the measurement of the assets and liabilities has been determined at the date of the Business’s transition to IFRS.

IFRS adopted during the year

IFRS 7 ‘Financial Instruments: Disclosures’ and the Amendment to IAS 1 “Presentation of Financial Statements – Capital Disclosures” were adopted during 2007.

Notes (continued)

Measurement convention

The financial statements are prepared on the historical cost basis, except for derivative financial instruments which are stated at their fair value.

Functional and presentation currency

These financial statements are presented in sterling, which is the functional currency of the Business operated in the United Kingdom. There is no trading in those parts of the Business located in the United States of America.  All financial information presented in sterling has been rounded to the nearest £ thousand.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and impairment losses.  Where parts of an item of property, plant and equipment have different useful lives they are accounted for as separate property, plant and equipment.  Assets in the course of construction are not depreciated.

Cost includes expenditures that are directly attributable to the acquisition of the asset. Purchased software that is integral to the functionality of the related equipment is capitalised as part of that equipment.  The cost of each item of property, plant and equipment is written off evenly over its estimated remaining useful life.  Reviews are made periodically of the estimated remaining lives of the productive assets, taking account of commercial and technological obsolescence as well as normal wear and tear.  Depreciation is charged to the income statement on a straight line basis over the estimated useful lives of each part of an item of property, plant and equipment.  The total asset lives approximate to 8 years for plant and equipment.

At 1 January 2006 the business had no property, plant and equipment.

Research and development

Expenditure on research activities is recognised in the income statement as an expense as incurred. Development expenditure is also recognised as incurred. Development expenditure is recognised as an intangible asset when costs and probable future economic benefits can be reliably assessed. Development expenditure previously recognised as an expense is not recognised as an asset in subsequent periods.

Foreign currency

Transactions in foreign currencies are translated at the foreign exchange rate ruling at the date of the transaction.  Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the foreign exchange rate ruling at that date.  Foreign exchange differences arising on translation are recognised in the income statement.  Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction.

Lease payments

Rentals under operating leases are charged to the income statement on a straight-line basis over the lease term.  Lease incentives received are recognised in the income statement as an integral part of the total lease expense.

Notes (continued)

Post-retirement benefits

A defined contribution plan is a post-employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts.  Obligations for contributions to defined contribution pension plans are recognised as an employee benefit expense in profit or loss when they are due.  Prepaid contributions are recognised as an asset to the extent that a cash refund or a reduction in future payments is available.

Trade and other receivables

Trade and other receivables are recorded initially at fair value.  Subsequent to this they are measured at amortised cost less any impairment losses.

Trade and other payables

Trade and other payables are recorded initially at fair value.  Subsequent to this they are measured at amortised cost.

Taxation

Tax on the profit or loss for the year comprises current and deferred tax.  Tax is recognised in the income statement except to the extent that it relates to items recognised directly in net invested equity, in which case it is recognised in net invested equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the balance sheet date and any adjustment to tax payable in respect of previous years.

Deferred tax is recognised on temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.  The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the balance sheet date.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised.

Revenue

The Business generates revenue through supply and development contracts.  Revenue excludes value added taxes.

Revenue is recognised when services have been rendered and significant risks and rewards in respect of ownership of the products are passed to the customer.  Where multiple-element sales arrangements exist, this entails the Business recognizing revenue on individual contract elements for work performed or services rendered during the period.  For many contracts, the fair value of the individual elements is readily recognizable or detailed in the contract.  Where the contract does not set this out so clearly, management must exercise their judgement in attributing fair value to particular elements of a contract. Where amounts have been invoiced under contracts, but the revenue has not been recognized, the amount not recognized is held in the balance sheet as deferred income.

Cash and cash equivalents

Cash and cash equivalents, for the purpose of the cash flow statement and the balance sheet, comprises cash in hand and deposits repayable on demand.  Cash flows to the parent undertaking have been treated as operating cash flows.

Notes (continued)

Impairment

The carrying amounts of the Business’s non-financial assets are reviewed at each balance sheet date to determine whether there is any indication of impairment.  If any such indication exists, the asset’s recoverable amount is estimated.

An impairment loss is recognised whenever the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount.  Impairment losses are recognised in the income statement.

The recoverable amount of an asset is the greater of its fair value less costs to sell and value in use.  In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

Standards in issue not yet adopted

At the date of authorisation of these financial statements the following standards and interpretations were in issue but not yet effective:

•                  IFRS 8, Operating Segments;

•                  Amendment to IAS 1, Presentation of Financial Statements;

•                  Amendment to IAS 23, Borrowing Costs; and

•                  IFRIC 13, Customer Loyalty Programmes;

Notes (continued)

3              Segmental information

Segment information is presented in respect of the Business’s geographical segments.

The following tables analyse certain income statement and net asset items by business geographical segment.  No segment allocation has been shown for interest and taxation as they have not been allocated to these geographical segments.  The accounting policies for each segment are the same as those for the Business as a whole.

Geographical segments

The Business operates in two principal geographical areas, UK and America.

In presenting information on the basis of geographical segments, segment revenue is based on the geographical location of customers.  Segment assets are based on the geographical location of the assets.

Year ended 31 December 2007	UK	The Americas	Total
	£000	£000	£000

Revenue by destination
Revenue to third parties	9,009	8,738	17,747

Revenue by origin
Revenue to third parties	17,747	—	17,747

Segment operating profit	474	—	474

Total assets as at 31 December 2007	3,194	—	3,194

Total liabilities as at 31 December 2007	1,827	—	1,827

Capital expenditure	289	—	289

Depreciation	64	—	64

Notes (continued)

Year ended 31 December 2006	UK	The Americas	Total
	£000	£000	£000

Revenue by destination
Revenue to third parties	1,511	19,310	20,821

Revenue by origin
Revenue to third parties	20,821	—	20,821

Segment operating loss	(414)	—	(414)

Total assets as at 31 December 2006	2,276	—	2,276

Total liabilities as at 31 December 2006	1,371	—	1,371

Capital expenditure	544	—	544

Depreciation	—	—	—

4              Operating costs

	2007	2006
	£000	£000

Cost of sales	(13,376)	(18,188)
Research and development	(3,344)	(2,500)
Selling, general and administrative expenses	(553)	(547)

	(17,273)	(21,235)

Total charge for depreciation included above	(64)	—

5              Expenses

	2007	2006
	£000	£000
Profit/(loss) for the year (excluding interest and taxation) is stated after charging:

Depreciation and other amounts written off tangible fixed assets
Owned	64	—
Operating leases
Land and buildings	158	137
Exchange losses	15	199
Research and development expenditure	3,344	2,500

Notes (continued)

6              Staff numbers and costs

The average number of persons employed by the Business (including directors) during the year was as follows:

	Number of employees
	2007	2006

	56	41

The aggregate payroll costs of these persons were as follows:

	2007	2006
	£000	£000

Wages and salaries	2,274	1,807
Social security costs	201	170
Other pension costs	269	224

	2,744	2,201

7              Taxation

Analysis of charge in year

	2007	2006
	£000	£000
UK corporation tax
Current tax on income for the year	—	—
Deferred taxation charge/(credit)	12	—

Tax on profit on ordinary activities	12	—

The total tax expense differs from the amount computed by applying the UK rate of 30% to income before tax as a result of the following:

	2007	2006
	£000	£000
Current tax reconciliation
Profit/(loss) on ordinary activities before tax	474	(414)

Taxation charge at United Kingdom corporation tax rate of 30%	142	(124)

Tax losses (utilised)/created	(116)	124
Lower applicable tax rate	(14)	—

Taxes on income from ordinary activities	12	—

Notes (continued)

Factors affecting the tax charge for the current year

The current tax charge for the period is lower (2006: higher) than the standard rate of corporation tax in the UK 30%.  The differences are explained below.

	2007	2006
	£000	£000

Current tax reconciliation
Profit before tax	474	(414)

Current tax at 30%	142	(124)

Effects of:
Tax losses (utilised)/created	(99)	124
Lower applicable tax rate	(14)	—
Origination and reversal of temporary differences	(29)	—

Total current tax charge (see above)	—	—
Deferred tax (credit)/charge for the period	12	—

Deferred taxation
Tax losses recognised	(17)	—
Other timing differences	29	—

Total deferred taxes	12	—

Taxes on income from ordinary activities	12	—

Notes (continued)

8              Property, plant and equipment

	Plant and equipment	Assets in the course of construction	Total
	£000	£000	£000
Cost
At 1 January 2006	—	—	—
Additions	—	544	544
Transfers	—	—	—

At 31 December 2006	—	544	544

At 1 January 2007	—	544	544
Additions	—	289	289
Transfers	833	(833)	—

At 31 December 2007	833	—	833

Depreciation and impairment losses
At 1 January 2006	—	—	—
Charge for year	—	—	—

At 31 December 2006	—	—	—

At 1 January 2007	—	—	—
Charge for year	64	—	64

At 31 December 2007	64	—	64

Carrying amounts
At 1 January 2006	—	—	—

At 31 December 2006	—	544	544

At 1 January 2007	—	544	544

At 31 December 2007	769	—	769

Assets acquired and brought into use represent those purchased to perform analytical work and manufacture of the products being developed by the Business.

Notes (continued)

9              Deferred tax asset

Recognised deferred tax assets and liabilities are attributable to the following:

	Assets		Liabilities		Net
	2007	2006	2007	2006	2007	2006
	£000	£000	£000	£000	£000	£000

Tax losses	17	—	—	—	17	—
Property, plant and equipment	—	—	29	—	(29)	—

Unrecognised deferred tax assets

Deferred tax assets have not been recognised in respect of the following items:

	2007	2006
	£000	£000

Tax losses	8	124

Movement in temporary differences during the year

	Balance 1 Jan 07	Recognised in income	Recognised in equity	Balance 31 Dec 07
	£000	£000	£000	£000

Property, plant and equipment	—	29	—	29

Notes (continued)

10           Trade and other receivables

	2007	2006
	£000	£000

Trade receivables	760	962
Accrued income	923	436

	1,683	1,398

11           Trade and other payables

	2007	2006
	£000	£000

Trade payables	1,125	345
Deferred income	673	1,026

	1,798	1,371

12           Borrowings, financial instruments and risk management

The Business has exposure to credit risk, liquidity risk, market risk and currency risk from its use of financial instruments.

The Business finances its operations through borrowings from and deposits with its parent.

Credit risk

Credit risk is the risk of financial loss to the Business if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Business’s trade receivables.

Trade and other receivables

The Business’s exposure to credit risk is influenced by the individual characteristic of each customer. Each customer is assessed in terms of creditworthiness, and credit limits are established and monitored for each customer. Where collection appears doubtful, specific provisions are made against receivables, although historically there have been no write-offs.

Notes (continued)

The aging of trade receivables at the reporting date:

	2007	2006
	£000	£000

Current	760	962
Overdue	—	—

Total trade receivables	760	962

An intercompany debt of £725,000 (2006: £325,000) is due from the parent company. The debt is repayable on demand and interest free

Liquidity risk

Liquidity risk is the risk that the Business will not be able to meet its financial obligations as they fall due.

The following are the contractual maturities of financial liabilities.

	2007 £000
	Carrying Amount	Contracted Cash Flows	6 months or less	6-12 months	1-2 years	2-5 years	More than 5 Years

Trade payables	1,125	1,125	1,125	—	—	—	—

	2006 £000
	Carrying Amount	Contracted Cash Flows	6 months or less	6-12 months	1-2 years	2-5 years	More than 5 years

Trade payables	345	345	345	—	—	—	—

Notes (continued)

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates and interest rates, will affect the Business’s income or the value of its holding of financial instruments.

Interest rate risk

The Business’s net borrowings from its parent do not attract interest; therefore the Business is not exposed to Interest Rate risk.

Currency risk

The Business is exposed to currency risk on sales and purchases that are in currencies other than sterling. There are no outstanding foreign exchange contracts. Consequently sales and purchases in currencies other than sterling are not hedged.

At 31 December 2007 and 31 December 2006 the Business’s assets and liabilities denominated in currencies other than sterling were as follows:

	2007 US dollar	2006 US Dollar
	£000	£000

UK trade receivables	760	962
UK trade payables	(33)	(119)

Net balance sheet exposure	727	843

For the years ended 31 December 2007 and 31 December 2006 the Business’s income and expenses denominated in currencies other than sterling were as follows:

	2007 US dollar	2006 US Dollar
	£000	£000

UK revenues	8,738	19,310
UK purchases	(850)	(2,150)

Net income exposure	7,888	17,160

The Business’s US Dollar income arises on contracts where costs, both Sterling and US Dollar, are recharged on a monthly basis as incurred. As the sterling costs are recharged at the prevailing monthly rate, the Business’s net currency risk is restricted to the period during which the invoiced amount is outstanding.

Notes (continued)

The following significant exchange rates between Sterling and the US Dollar applied during the year.

	2007	2006

Average rate for the period	2.00	1.83
Spot rate at reporting date	2.01	1.97

A 10% strengthening of Sterling against the US Dollar would have increased (decreased) equity and profit or loss by the amounts shown below. This analysis assumes that all other variables, including interest rates, remain constant.

	2007	2006
	£000	£000

Equity	(74)	(84)
Profit & Loss	—	—

A 10% weakening of Sterling against the US Dollar would have had an equal and opposite effect to the amounts shown above.

Fair values of financial assets and financial liabilities

Set out below is a comparison by category of book values and fair values of all the Business’s financial assets and financial liabilities as at 31 December 2007 and as at 31 December 2006:

	2007		2006
	Carrying amount	2007 Fair value	Carrying amount	2006 Fair value
	£000	£000	£000	£000

Trade receivables	760	760	962	962
Trade payables	(1,125)	(1,125)	(345)	(345)

	(365)	(365)	617	617

All financial assets and financial liabilities are held at amortised cost. None are held for the purpose of dealing or other financial instrument trading activities. None of the financial assets or financial liabilities has been reclassified during the year.

Fair values have been calculated by discounting expected future cash flows at 31 December 2007 market interest rates.

Fair value judgements and changes in market conditions and assumptions could significantly affect these estimates.  The disclosed values of those which are representative of fair values at the dates indicated.

Notes (continued)

13           Net invested equity

	2007	2006
	£000	£000

At 1 January	905	1,319
Total recognised income and expense	462	(414)

At 31 December	1,367	905

14           Commitments

There are no capital commitments outstanding.

Total commitments under operating leases are as follows:

	2007	2006
	Land and Buildings	Land and Buildings
	£000	£000

Operating leases which are cancellable
In one year or less	158	158

15           Employee benefits

The Business is part of the Avecia Group which participates in retirement plans, which cover the majority of its employees.  These plans are either defined contribution, where the level of company contribution is fixed at a set level or percentage of employees pay, or defined benefit, where benefits are based on employees’ years of service and average final remunerations.  In general all plans are funded through separate trustee-administered funds.  The pension cost for the main defined benefit plans is established in accordance with the advice of independent qualified actuaries based on valuations undertaken on varying dates.

As there is no contractual agreement or stated policy for charging the net defined benefit cost for the plans as a whole measured in accordance with IAS 19 to the Vaccines Business, the Business has recognised a cost equal to their contribution payable for each period presented.

Notes (continued)

16           Related party transactions

The Business relies on other parts of the Avecia Group for the manufacture of product for development purposes, and for services including analytical tests.  These purchases amounted to £9,433,000 in 2007 (2006: £10,331,000).  Under the basis of preparation of these financial statements, the Business has been treated as a stand-alone operation with the Avecia Group with its own resource, assets, and liabilities.  Consequently these purchases are included within operating costs. There were no intercompany trading balances outstanding as at 31 December 2007 or 31 December 2006.

The financial statements include indebtedness between the Avecia Group and the Business as if such indebtedness had been in place for the year presented.  This debt has been determined by management to be an appropriate amount to include in the financial statements as it represents the net amount of cash generated by the business since its inception.  At 31 December 2007 the amount deemed to be outstanding under this indebtedness amounted to £725,000 (2006: £334,000 ).  No interest has been deemed to arise on the net indebtedness.

Related parties include key management personnel who are the senior employees within the Business. Amounts paid to key management personnel in 2007 were £571,000 (2006: £582,000) in respect of short term employee benefits and £69,000 (2006: £64,000) in respect of post retirement benefits.

17           Post balance sheet events

On 2 April 2008 the Avecia Group completed the disposal of its Vaccines Business to Pharmathene Inc. for an initial consideration of $17m, $10m of which was received on completion.  The remaining $7m will be received on the earlier of Pharmathene Inc. raising $15m of additional finance or the eighteen month anniversary of completion.  This $7m deferred consideration is backed by a Standby Letter Of Credit. Further consideration, up to a maximum of $23m (plus potential royalties) is receivable by the Group on attainment by Pharmathene Inc. of certain milestones relating to further funded development and commercialisation of the vaccines.